Exhibit 10.2

SIXTH AMENDMENT TO NOTE PURCHASE AGREEMENT

This SIXTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of September 8, 2023, is entered into by and among PUMA BIOTECHNOLOGY, INC., a Delaware corporation (the “Issuer”), the Guarantors party hereto, the Purchasers party hereto and ATHYRIUM OPPORTUNITIES IV CO-INVEST 1 LP, as the Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Issuer, the Guarantors, the Purchasers and the Administrative Agent entered into that certain Note Purchase Agreement dated as of July 23, 2021 (as amended or modified from time to time, the “Note Purchase Agreement”);

WHEREAS, the Credit Parties have requested that the Note Purchase Agreement be amended as set forth below, subject to the terms and conditions specified in this Agreement; and

WHEREAS, the parties hereto are willing to amend the Note Purchase Agreement, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Amendments. The Note Purchase Agreement is hereby amended as follows:

(a)    The following definitions are hereby added to Section 1.01 of the Note Purchase Agreement in appropriate alphabetical order to read as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b)    The following definitions in Section 1.01 of the Note Purchase Agreement are hereby amended to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Defaulting Purchaser” means, subject to Section 2.12(b), any Purchaser, as determined by the Administrative Agent, that (a) has failed to perform any of its funding or purchasing obligations hereunder, including with respect to any Second Tranche Note Purchase Commitments, within three (3) Business Days of the date required to be funded or purchase, as the case may be, by it hereunder, (b) has notified the Issuer or the Administrative Agent that it does not intend to comply with its funding or purchasing obligations hereunder or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) has become the subject of a Bail-In Action; provided that a Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any Equity Interest in that Purchaser or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Purchaser (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Purchaser.

“Sanction(s)” means any sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(c)    Section 6.25 of the Note Purchase Agreement is hereby amended to read as follows:

6.25          Affected Financial Institution.

Neither any Credit Party nor any Subsidiary is an Affected Financial Institution.

(d)    Clause (o) of Section 8.01 of the Note Purchase Agreement is hereby amended to read as follows:

(o)         Liens in favor of Wells Fargo on cash, solely to the extent securing Indebtedness permitted under Section 8.03(h)(i);

(e)    Clause (h) of Section 8.03 of the Note Purchase Agreement is hereby amended to read as follows:

(h)         (i) obligations owing to Wells Fargo on account of corporate credit card services, including the Issuer’s credit card issued by Wells Fargo, in an aggregate amount not to exceed $750,000 at any time and (ii) prior to December 1, 2023 (or such later date as may be reasonably agreed by the Administrative Agent), obligations owing to SVB on account of corporate credit card services, including the Issuer’s credit card issued by SVB, in an aggregate amount not to exceed $265,000 at any time;

(f)    Section 11.19 of the Note Purchase Agreement is hereby amended to read as follows:

11.19         Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Note Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Purchaser that is an Affected Financial Institution arising under any Note Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Note Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

2.         Condition Precedent. This Agreement shall be effective as of the date hereof upon satisfaction of each of the following conditions:

(a)    the Administrative Agent shall have received counterparts of this Agreement duly executed by the Issuer, the Guarantors, the Purchasers and the Administrative Agent; and

(b)    the Issuer shall have paid all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates prior to the date hereof (including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent), in each case, to the extent required under Section 11.04 of the Note Purchase Agreement and invoiced at least three Business Days prior to the date hereof.

3.          Reaffirmation of Representations and Warranties; No Default. The Issuer and each other Credit Party represents and warrants to the Administrative Agent and each Purchaser that after giving effect to this Agreement (a) the representations and warranties of the Issuer and each other Credit Party contained in Article VI of the Note Purchase Agreement or any other Note Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 3, the representations and warranties contained in clauses (a) and (b) of Section 6.05 of the Note Purchase Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 7.01 of the Note Purchase Agreement, respectively, and (b) no Default or Event of Default exists.

4.         Miscellaneous.

(a)         The Note Purchase Agreement and the obligations of the Credit Parties thereunder and under the other Note Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)         Sections 11.14 and 11.15 of the Note Purchase Agreement are incorporated herein by reference and shall apply, mutatis mutandis, to this Agreement as if fully set forth herein.

(c)         As a material part of the consideration for the Administrative Agent and the Purchasers entering into this Agreement, the Credit Parties agree that the Administrative Agent, the Purchasers, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Purchaser Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Note Documents, in each case arising on or prior to the date hereof, except to the extent such actions, causes of action, claims, demands, damages and liabilities result from the gross negligence or willful misconduct of any of the Purchaser Group as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(d)         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ISSUER:

PUMA BIOTECHNOLOGY, INC.,

a Delaware corporation

By: /s/ Alan Auerbach

Name: Alan Auerbach

Title: Chief Executive Officer

ADMINISTRATIVE AGENT:

ATHYRIUM OPPORTUNITIES

IV CO-INVEST 1 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV CO-INVEST LLC

By: /s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory

PURCHASERS:

ATHYRIUM OPPORTUNITIES

IV CO-INVEST 1 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV CO-INVEST LLC

By: /s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory